As Filed with the Securities and Exchange Commission on January 27, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	59-3551629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)
Amended and Restated Zovio Inc 2009 Stock Incentive Plan
(Full title of the plans)

Andrew S. Clark
Founder, President and CEO
Zovio Inc
1811 E. Northrop Blvd.
Chandler, AZ 85286
(Name and Address of Agent For Service)

(858) 668-2586
(Telephone number, including area code, of agent for service)
Copy to:
Martin J. Waters, Esq.
Wilson Sonsini Goodrich & Rosati, PC
12235 El Camino Real
San Diego, CA 92130-3002
Telephone: (858) 350-2300
Facsimile: (858) 350-2399
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share: To be issued pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan	645,345	shares	$5.41	$3,491,316	$380.90
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may from time to time be offered or issued in accordance with the adjustment provisions of the Amended and Restated Zovio Inc 2009 Stock Incentive Plan as a result of stock splits, stock dividends or similar transactions.
(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Stock Market LLC on January 19, 2021.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers 645,345 additional shares of common stock, par value $0.01 per share, of Zovio Inc (the “Registrant”) that may be issued pursuant to the Amended and Restated Zovio Inc 2009 Stock Incentive Plan, commencing January 1, 2021.
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-159220) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 are incorporated by reference into this Registration Statement, except as modified or superseded hereby.
PART II
 INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:
(a)    Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 20, 2020;
(b)    Definitive proxy statement on Schedule 14A filed on April 2, 2020 (other than information in the definitive proxy statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 20, 2020;
(c)    Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on April 29, 2020, August 3, 2020 and October 28, 2020, respectively;
(d)    Current Reports on Form 8-K filed on January 7, 2020, February 4, 2020, February 5, 2020, February 18, 2020, March 12, 2020, April 2, 2020, May 18, 2020, July 8, 2020, August 3, 2020 (as amended by that certain Current Report on Form 8-K/A filed on September 4, 2020), November 16, 2020 and December 1, 2020 (as amended by that certain Current Report on Form 8-K/A filed on December 4, 2020) only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(e)    The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed on March 30, 2009, including any subsequent amendment or report filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to be furnished and not filed under Item 2.02 or Item 7.01 of Form 8-K shall not be deemed to be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The accompanying Index to Exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on January 27, 2021.

ZOVIO INC

By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Founder, President and CEO
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Name and Signature	Title	Date

	/s/ ANDREW S. CLARK	Founder, President and CEO (Principal Executive Officer)	January 27, 2021
Andrew S. Clark

	/s/ KEVIN ROYAL	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	January 27, 2021
Kevin Royal

	/s/ STEVEN BURKHOLDER	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 27, 2021
Steven Burkholder

Directors:
Teresa S. Carroll
Michael P. Cole
Ryan D. Craig
Michael B. Horn
John J. Kiely
Kirsten M. Marriner
Victor K. Nichols
George P. Pernsteiner

By:	/s/ ANDREW S. CLARK		January 27, 2021
Andrew S. Clark
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit	Description of Document
4.1
Zovio Inc Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 9, 2019).

4.2	Third Amended and Restated Bylaws of Zovio Inc (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 2, 2019).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney - Zovio Inc Directors.
†    Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.